UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 29, 2008

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30932                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                       N/A

          (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))




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ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (1) The Registrant (the "Company") has been advised that effective January 29, 2008, its accountants Mintz & Partners LLP ("Mintz") have merged with the firm of Deloitte & Touche LLP ("Deloitte") (the "Merger"). As a result of the Merger, Mintz has resigned as the Company's principal independent accountants and Deloitte as the surviving firm will serve as the Company's certifying public accountant. The decision to retain Deloitte as the Company's certifying public accountant following the Merger has been approved by the Company's Board of Directors and Audit Committee.

         Mintz's reports on the financial statements of the Company for its last two fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

         During the time reports were issued and the interim period in which Mintz served as the Company's certifying accountants there were no disagreement(s) with Mintz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mintz, would have caused Mintz to make reference to the subject matter of such disagreement(s) in connection with its audit report.

         With the Merger, Mintz as the predecessor firm has advised that it will continue to reissue prior opinions or provide consents to the Company for the use of prior opinions.

         In accordance with Item 304(a)(3) of Regulation S-B the Company has provided Mintz with a copy of the disclosures contained herein and provided Mintz with an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission ("SEC") containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Mintz has advised the Company that it has reviewed this filing and agrees with the responses and has provided a letter addressed to the SEC in response to Item 304(a) of Regulation S-B annexed hereto as exhibit 16.1.

         (2) As the Merger of Mintz and Deloitte is viewed as a change in reporting accountants due to the change in legal entity, the Company's Board of Directors and Audit Committee has elected to retain Deloitte as its new certifying accountants as of January 29, 2008. During the Company's two most recent fiscal years and through January 29, 2008, the Company has not consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

            The Company has provided Deloitte with a copy of the disclosures contained herein and provided Deloitte with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Deloitte has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-B.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

EXHIBIT NO.                           DESCRIPTION


16.1 Mintz & Partners Letter Dated January 31, 2008 addressed to the Security and Exchange Commission

99.1     Mintz & Partners Letter Dated January 21, 2008 announcing merger

99.2 Deloitte & Touche LLP News Release dated December 12, 2007 announcing merger

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 31, 2008
                                  ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                                  (Registrant)

                                  /S/DAVID JOHNSON
                                   ---------------
                                  David Johnson
                                  CHIEF EXECUTIVE OFFICER AND PRESIDENT